UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 April 26, 2005

                               WEST COAST BANCORP
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     0-10997
                                (SEC File Number)

                                   93-0810577
                        (IRS Employer Identification No.)

         5335 Meadows Road, Suite 201
         Lake Oswego, Oregon                                 97035
         (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 684-0884

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.   Entry into a Material Definitive Agreement.

Director Compensation

At a meeting of the Board of Directors (the "Board") of West Coast Bancorp (the "Company") held on April 26, 2005, the Board established cash compensation to be paid to the Chairman of the Board and the Chairman of the Audit & Compliance Committee (the "Audit Committee") at $38,000 and $32,000 per year, respectively. In addition, the Board raised the amount to be paid each director for attendance at Board or committee meetings to $300 per meeting. Fees payable to non-employee directors other than the Chairman of the Board and Chairman of the Audit Committee were unchanged as follows: $26,000 per year for all other committee chairs and $20,000 for all other non-employee directors.

Also, at the same meeting, the Board approved awards under the Company's 2002 Stock Incentive Plan (the "2002 Plan") to each non-employee director in office immediately upon the conclusion of the 2005 annual shareholders meeting, as follows: (1) a fully vested option to purchase 2,050 shares of the Company's common stock at an exercise price of $20.64 per share (the fair market value on the date of grant); and (2) 700 shares of restricted common stock, subject to vesting in a single installment on April 26, 2006.

Approval of Grants to Executives under the 2002 Stock Incentive Plan

At a meeting of the Compensation & Personnel Committee (the "Compensation Committee") of the Board held on April 26, 2005, the Compensation Committee approved awards of stock options under the 2002 Plan as follows:

       Recipient                                          No. of Option Shares
       ---------                                          --------------------
       Robert D. Sznewajs                                        29,100
       President and Chief Executive Officer

       Anders Giltvedt                                            9,000
       Executive Vice President and Chief Financial Officer

       Xandra McKeown                                             5,000
       Executive Vice President/Business Banking

       David Prysock                                              5,000
       Executive Vice President and Chief Credit Officer

       James D. Bygland                                           2,500
       Executive Vice President and Chief Information Officer



Each option has a term of 10 years, an exercise price of $20.64 per share (the fair market value on the date of grant), and a vesting schedule that provides for vesting of one-half of the option immediately and additional vesting in three installments of one-sixth of the full option amount each on the second, third and fourth anniversaries of the date of grant. Each of these awards was made pursuant to the form of award agreement for options granted under the 2002 Plan previously filed with the Securities and Exchange Commission (the "Commission").

At that same meeting, the Compensation Committee approved awards of restricted stock under the 2002 Plan as follows:

                   Recipient                 No. of Restricted Shares
                   ---------                 ------------------------
                   Mr. Sznewajs                      12,450
                   Mr. Giltvedt                       4,350
                   Ms. McKeown                        2,100
                   Mr. Prysock                        2,100
                   Mr. Bygland                        1,100


Restricted stock vests as to one quarter of total restricted shares on each anniversary of the grant date until fully vested. Each award was made pursuant to the form of award agreement for restricted stock granted under the 2002 Plan previously filed with the Commission.

Additional Information

The information set forth above should be read in conjunction with the information set forth under the captions "Executive Compensation" and "Meetings and Committees of the Board of Directors -- Compensation of Directors" in the Company's Proxy Statement relating to its 2005 Annual Meeting of Shareholders, which is available at the Company's website at www.wcb.com and the Securities and Exchange Commission's website at www.sec.gov.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   WEST COAST BANCORP


Dated:  May 2, 2005                By: /s/ Richard R. Rasmussen
                                       -----------------------------------------
                                       Richard R. Rasmussen
                                       Executive Vice President, General Counsel
                                        and Secretary